Exhibit 3.5

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CRYSTAL SPRINGS OF ALABAMA HOLDINGS LP

THIS AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP of CRYSTAL SPRINGS OF ALABAMA HOLDINGS LP (the “Partnership”), dated as of November 18, 2004, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C. § 17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on November 5, 2003, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

FIRST. The name of the limited partnership formed hereby is Crystal Springs of Alabama LP.

SECOND. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, DE 19801.

THIRD. The name and address of the registered agent for service of process on the Partnership is The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, DE 19801.

FOURTH. The name and mailing address of the sole General Partner of the Partnership is:

DS Waters of America General Partner, LLC

c/o DS Waters of America, LP

5660 New Northside Drive, Suite 500

Atlanta, Georgia 30328

IN WITNESS WHEREOF, Crystal Springs of Alabama Holdings LP has caused this Amended and Restated Certificate of Limited Partnership to be signed by its duly authorized sole general partner this 24th day of November, 2004.

DS WATERS OF AMERICA GENERAL PARTNER, LLC, Sole General Partner

By:	DS WATERS ENTERPRISES, LP

By:	/s/ William A. Holl
William A. Holl
Chief Executive Officer

AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

CRYSTAL SPRINGS OF ALABAMA LP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is CRYSTAL SPRINGS OF ALABAMA, LP.

SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows: the address of the registered office of the Limited Partnership in the State of Delaware is changed to 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, and the name of the registered agent of the Limited Partnership in the State of Delaware at the said address is changed to Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, as the sole general partner of the Limited Partnership, executes this Certificate of Amendment on August 11, 2006.

By:	DS WATERS OF AMERICA GENERAL PARTNER, LLC

/s/ Gregory D. Chafee
	Name:	Gregory D. Chafee
	Capacity:	Secretary, Authorized Person

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A LIMITED

LIABILITY COMPANY PURSUANT TO SECTION 18-214

OF THE LIMITED LIABILITY COMPANY LAW

1. The jurisdiction where the Limited Partnership first formed was Delaware.

2. The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

3. The date the Limited Partnership first formed was November 5, 2003.

4. The name of the Limited Partnership immediately prior to filing this Certificate of Conversion is Crystal Springs of Alabama LP.

5. The name of the Limited Liability Company is Crystal Springs of Alabama Holdings, LLC.

6. This Certificate of Conversion shall become effective as of 9:04 a.m. (EST) on October 27, 2006.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Conversion this 27th day of October, 2006.

/s/ K. Dillon Schickli
Name: K. Dillon Schickli
Title: Authorized Person

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